UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2017

JOHNSON CONTROLS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Albert Quay
Cork, Ireland
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 353-21-423-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition
Effective July 1, 2017, Johnson Controls International plc (the "Company") reorganized the reportable segments within its Building Technologies & Solutions business to align with its new management reporting structure and business activities. Prior to this reorganization, Building Technologies & Solutions was comprised of five reportable segments for financial reporting purposes: Systems and Service North America, Products North America, Asia, Rest of World and Tyco. As a result of this change, Building Technologies & Solutions is now comprised of four reportable segments for financial reporting purposes: Building Solutions North America, Building Solutions EMEA/LA, Building Solutions Asia Pacific and Global Products.
A summary of the significant Building Technologies & Solutions reportable segment changes is as follows:

•	The “Systems and Service North America” segment is now part of the new “Building Solutions North America” reportable segment.

•
The North America Unitary Products business, Air Distribution Technologies business and refrigeration systems business, as well as heating, ventilating and air conditioning (HVAC) products installed for Marine customers, previously included in the “Products North America” segment, are now part of the new reportable segment “Global Products.” The systems and products installation business for U.S. Navy customers, previously included in the “Products North America” segment, is now part of the new “Building Solutions North America” reportable segment.

•
The systems and service business within the former “Asia” segment is now part of the new “Building Solutions Asia Pacific” reportable segment. The HVAC products manufacturing business and the Johnson Controls-Hitachi joint venture, previously part of the “Asia” segment, are now part of the new “Global Products” reportable segment.

•
The systems and service businesses in Europe, the Middle East and Latin America within the former “Rest of World” segment are now part of the new “Building Solutions EMEA/LA” reportable segment. The HVAC products manufacturing businesses, previously part of the “Rest of World” segment, are now part of the new “Global Products” reportable segment.

•
As the Company has integrated the legacy Tyco business with its legacy Building Efficiency business for segment reporting purposes, Tyco is no longer a separate reportable segment. The Tyco businesses are now included throughout the new reportable segments.

A description of the four Building Technologies & Solutions reportable segments for financial reporting purposes is as follows:

•
Building Solutions North America designs, sells, installs, and services HVAC and controls systems, integrated electronic security systems (including monitoring), and integrated fire detection and suppression systems for commercial, industrial, retail, small business, institutional and governmental customers in North America.  Building Solutions North America also provides energy efficiency solutions and technical services, including inspection, scheduled maintenance, and repair and replacement of mechanical and control systems, to non-residential building and industrial applications in the North American marketplace.

•
Building Solutions EMEA/LA designs, sells, installs, and services HVAC, controls, refrigeration, integrated electronic security, integrated fire detection and suppression systems, and provides technical services to markets in Europe, the Middle East, Africa and Latin America.

•
Building Solutions Asia Pacific designs, sells, installs, and services HVAC, controls, refrigeration, integrated electronic security, integrated fire detection and suppression systems, and provides technical services to the Asia Pacific marketplace.

•
Global Products designs and produces heating and air conditioning for residential and commercial applications, and markets products and refrigeration systems to replacement and new construction market customers globally. The Global Products business also designs, manufactures and sells fire protection and security products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems, for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide. Global Products also includes the Johnson Controls-Hitachi joint venture, which was formed October 1, 2015, as well as the Scott Safety business, which was sold on October 4, 2017.

Exhibit 99.1 to this report, which is incorporated herein by reference, is selected supplemental information related to previously issued historical segment information for the Building Technologies & Solutions business that has been revised on a basis that is consistent with the reorganization of the reportable segments.
The information contained in this Current Report on Form 8-K and the Exhibit hereto shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

99.1	Selected Supplemental Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

November 9, 2017	By:	/s/ Suzanne M. Vincent
		Name:	Suzanne M. Vincent
		Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Selected Supplemental Information